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EXHIBIT 10.36

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

    This First Amendment to Stock Purchase Agreement (this "Amendment") is entered into as of May 9, 2001, between Univision Communications Inc., a Delaware corporation ("Buyer"), and USA Broadcasting, Inc., a Delaware corporation ("Seller").

R E C I T A L S

    WHEREAS, Buyer and Seller entered into a Stock Purchase Agreement dated as of January 17, 2001 (the "Agreement") for the purchase and sale of the stock of certain Subsidiaries of Seller;

    WHEREAS, Buyer and Seller desire to amend certain provisions of the Agreement; and

    WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such defined terms in the Agreement.

A G R E E M E N T

    In consideration of the mutual promises contained herein and in the Agreement and intending to be legally bound the parties agree as follows:

1.  Section 4.10 of the Agreement is hereby amended in its entirety to state as follows:

    "4.10  Exercise of KPST-TV Put Right.  [Intentionally Omitted.]"

2.  Section 4.11 of the Agreement is hereby amended in its entirety to state as follows:

    "4.11  Exercise of KPST-TV Call Right.

      (a) At Buyer's request, Silver King Capital Corporation, Inc. ("Silver King"), the MI Subsidiary that owns the minority interest in Golden Link TV, Inc. (f/k/a Channel 66 of Vallejo, California, Inc.) ("Golden Link"), the licensee of television broadcast station KPST-TV, Vallejo, California ("KPST"), has exercised the call right held by Silver King to purchase the remaining interest in Golden Link (the "Majority KPST Interest") pursuant to the call provisions of that certain Shareholder Agreement dated April 26, 1996, by and among Golden Link, Whitehead Media of California, Inc., and Silver King (the "KPST Shareholders Agreement"). During the period prior to the Initial Closing Date, Seller shall cause Silver King to comply with Silver King's obligations under the call provisions of the KPST Shareholders Agreement, and Buyer, Seller and Silver King shall cooperate with each other in connection therewith. If the transfer of the Majority KPST Interest pursuant to the call provisions of the KPST Shareholders Agreement shall not have occurred prior to the Initial Closing, then at the Initial Closing, Buyer shall assume responsibility for causing Silver King to purchase the Majority KPST Interest pursuant to the call provisions of the KPST Shareholders Agreement.

      (b) If the Initial Closing shall not have occurred prior to the date that Silver King is required to consummate the acquisition of the Majority KPST Interest pursuant to the call provisions of the KPST Shareholders Agreement, then on or before such date (i) Seller shall cause Silver King to transfer all of its interest in television broadcast station KTVJ(TV), Boulder, Colorado and television broadcast station WHSL(TV), East St. Louis, Missouri, and all other assets and liabilities of Silver King except the minority interest in KPST (including the rights and obligations under the KPST Shareholders Agreement) to one of the other Subsidiaries to be acquired by Buyer under the Agreement and (ii) Buyer shall acquire from Seller all of the capital stock of Silver King at the purchase price set forth in Exhibit B to the Agreement with respect to KPST and shall assume responsibility for causing Silver King to purchase the Majority KPST Interest pursuant to the call provisions of the KPST Shareholders Agreement. If Silver King acquires the Majority KPST Interest pursuant to the call provisions of the KPST Shareholders Agreement, then Seller acknowledges and agrees that the affiliation agreement between Golden Link and HSN shall terminate at 12:01 a.m. (Eastern time) on January 14, 2002."

3.  Except as expressly amended by this Agreement, all terms and conditions of the Agreement shall continue in full force and effect in accordance with their terms.

4.  This Amendment may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

    IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to Stock Purchase Agreement to be executed by its duly authorized officers as of the day and year first above written.

BUYER:
UNIVISION COMMUNICATIONS INC.
By:	/s/ ANDREW W. HOBSON
	Name:	Andrew W. Hobson
	Title:	Executive Vice President
SELLER:
USA BROADCASTING, INC.
By:	/s/ CHARLES SOMMER
	Name:	Charles Sommer
	Title:	General Counsel & SVP

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  EXHIBIT 10.36
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT